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As filed with the Securities and Exchange Commission on November 24, 2004

Registration No. 333-116428

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 202549

Amendment No. 2
to
Form S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Ballantyne of Omaha, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	3968 (Primary Standard Industrial Classification Code Number)	47-0587703 (I.R.S. Employer Identification No.)

4350 McKinley Street
Omaha, Nebraska 68112
Telephone: (402) 453-4444

(Address, including zip code and telephone number, including area code of registrant's principal executive offices)

Brad J. French
Chief Financial Officer
Ballantyne of Omaha, Inc.
4350 McKinley Street
Omaha, Nebraska 68112
Telephone: (402) 453-4444

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Stephen E. Gehring Michael C. Pallesen Cline, Williams, Wright, Johnson & Oldfather, L.L.P. 1125 South 103rd Street, Suite 320 Omaha, Nebraska 68102 Phone: (402) 397-6314 Facsimile: (402) 397-1806	Joseph O. Kavan Kutak Rock LLP The Omaha Building 1650 Farnam Street Omaha, Nebraska 68124 Phone: (402) 346-6000 Facsimile: (402) 346-1148

        Approximate date of commencement of proposed sale to the public:    As soon as practicable after the effective date of this registration statement.

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. ☐

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement of the earlier effective registration statement for the same offering. ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement of the earlier effective registration statement for the same offering. ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

        Pursuant to this Registration Statement, as amended, Ballantyne of Omaha, Inc. (the "Registrant") registered with the Securities and Exchange Commission under the Securities Act of 1933, as amended, 3,917,027 shares of the Registrant's common stock owned and offered for sale by BalCo Holdings, LLC, a Delaware limited liability company, and three individuals, Dana C. Bradford, Dennis M. O'Brien, and Scott A. Schmidt (collectively the "Selling Stockholders").

        The Registration Statement was declared effective on June 25, 2004. On November 19, 2004, Ballantyne was advised that all shares offered by the Selling Stockholders had been sold. Accordingly, Registrant is filing this amendment as notification that the offering is completed.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Omaha, State of Nebraska on November 24, 2004.

BALLANTYNE OF OMAHA, INC.
By:	/s/ JOHN P. WILMERS
Name:	John P. Wilmers
Title:	President and Chief Executive Officer (Principal Executive Officer)
By:	/s/ BRAD J. FRENCH
Name:	Brad J. French
Title:	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ WILLIAM F. WELSH, II * William F. Welsh, II	Director and Chairman of the Board	November 24, 2004
/s/ JOHN P. WILMERS * John P. Wilmers	Director, President and Chief Executive Officer	November 24, 2004
/s/ ALVIN ABRAMSON * Alvin Abramson	Director	November 24, 2004
/s/ DANA C. BRADFORD * Dana C. Bradford	Director	November 24, 2004
/s/ MARK D. HASEBROOCK * Mark D. Hasebroock	Director	November 24, 2004
* By Brad J. French, Power of Attorney

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SIGNATURES